UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2019

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14387	06-1522496
Delaware	001-13663	86-0933835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Suite 700
Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 622-3131

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	URI	NYSE

Item 1.01	Entry into a Material Definitive Agreement.

$750,000,000 aggregate principal amount of 3.875% Senior Secured Notes due 2027

On November 4, 2019, United Rentals (North America), Inc. (“URNA”) completed an offering of $750,000,000 aggregate principal amount of its 3.875% Senior Secured Notes due 2027 (the “Notes”). The Notes were sold pursuant to United Rentals, Inc. (“URI”) and URNA’s shelf registration statement on Form S-3 (File No. 333-222683) (the “Registration Statement”) previously filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act as supplemented by the final prospectus supplement, dated as of October 21, 2019, and filed with the SEC on October 22, 2019.

The Notes were issued pursuant to an indenture (the “Indenture”), dated as of November 4, 2019, among URNA, URI, certain domestic subsidiaries of URNA (the “Subsidiary Guarantors” and, together with URI, the “Guarantors”), and Wells Fargo Bank, National Association, as trustee and notes collateral agent.

The Notes mature on November 15, 2027 and bear interest at a rate of 3.875% per year payable semi-annually in cash in arrears on November 15 and May 15 of each year. The first such interest payment will be made on May 15, 2020.

The Notes are senior secured obligations of URNA and rank equally in right of payment with all of URNA’s existing and future senior indebtedness, and senior to any of URNA’s existing and future subordinated indebtedness. The Notes are effectively senior to all of URNA’s existing and future unsecured senior indebtedness to the extent of the value of the collateral securing the Notes, effectively junior to all of URNA’s existing and future first-priority lien indebtedness (including indebtedness under URNA’s senior secured asset-based revolving credit facility and term loan credit facility) to the extent of the value of the collateral securing such indebtedness and effectively junior to any of URNA’s other existing and future indebtedness that is secured by assets that do not constitute collateral for the Notes to the extent of the value of such assets. The Notes are secured on a second-priority basis by liens on substantially all of the assets of URNA that secure any first-priority lien obligations, subject to permitted liens and certain exceptions.

The Notes are guaranteed on a senior secured basis by the Guarantors. The guarantees are senior secured obligations of the Guarantors and rank equally in right of payment with all of their existing and future senior indebtedness, and senior in right of payment to any of their existing and future subordinated indebtedness. The guarantees are effectively senior to all existing and future unsecured senior indebtedness of the Guarantors to the extent of the value of the collateral securing the Notes, effectively junior to all existing and future first-priority lien indebtedness of the Guarantors (including guarantees under URNA’s senior secured asset-based revolving credit facility and term loan credit facility) to the extent of the value of the collateral securing such indebtedness, and effectively junior to any other existing and future indebtedness of the Guarantors that is secured by assets that do not constitute collateral for the Notes to the extent of the value of such assets. The guarantees are secured on a second-priority basis by liens on substantially all of the assets of the Guarantors that secure any first-priority lien obligations, subject to permitted liens and certain exceptions. The Notes are not guaranteed by URNA’s foreign subsidiaries or unrestricted subsidiaries.

URNA may redeem some or all of the Notes, at its option, at any time on or after November 15, 2022, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on November 15 of each of the years indicated below:

Year	Redemption Price
2022	101.938%
2023	101.292%
2024	100.646%
2025 and thereafter	100.000%

At any time prior to November 15, 2022, URNA may redeem some or all of the Notes at a price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any, to the redemption date. In addition, at any time on or prior to November 15, 2022, URNA may, at its option, on one or more occasions, redeem up to 40% of the aggregate principal amount of the Notes with the net cash proceeds of certain equity offerings at a price equal to 103.875% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date. Upon the occurrence of certain change of control events during a period when the change of control offer to purchase provisions under the Indenture apply, URNA must offer to repurchase the Notes at a price of 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date.

The Indenture governing the Notes contains certain covenants applicable to URNA and its restricted subsidiaries, including limitations on: (1) liens and (2) mergers, consolidations and sale of assets. The Indenture governing the Notes also contains requirements relating to additional subsidiary guarantors. Each of these covenants is subject to important exceptions and qualifications. In addition, the requirements to provide subsidiary guarantees, to give further assurances and to make an offer to repurchase the notes upon the occurrence of a change of control will not apply to URNA and its restricted subsidiaries during any period when the Notes are rated investment grade by both Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc., or, in certain circumstances, another rating agency selected by URNA, provided at such time no default under the Indenture has occurred and is continuing.

The Indenture provides for customary events of default, including the following (subject to any applicable cure period): nonpayment, breach of covenants in the Indenture, payment defaults under or acceleration of certain other indebtedness, failure to discharge certain judgments and certain events of bankruptcy, insolvency and reorganization. If an event of default occurs or is continuing, the trustee or the holders of at least 30% in aggregate principal amount of the Notes then outstanding may declare the principal of, premium, if any, and accrued and unpaid interest, if any, to be due and payable immediately.

The description above is qualified in its entirety by the Indenture (including the Form of Note for the Notes), which is filed as Exhibit 4.1 to this current report on Form 8-K and is incorporated by reference into this Item 1.01.

Security Agreement

On November 4, 2019, URNA, URI and certain subsidiaries of URNA and URI (collectively, the “Grantors”) entered into the Second Amended and Restated Security Agreement (the “Security Agreement”) with Wells Fargo Bank, National Association, as trustee under the Notes and notes collateral agent, pursuant to which the obligations of the Grantors under the Indenture are secured by the pledge and grant of security interests contained in the Security Agreement. The Security Agreement will be effective November 20, 2019. On November 4, 2019, Wells Fargo Bank, National Association also entered into a Secured Party Security Agreement Supplement, dated as of November 4, 2019, to the Amended and Restated Security Agreement, dated as of March 26, 2015 and effective as of April 13, 2015, among URNA, the Grantors, the trustee under the indenture, dated as of March 26, 2015, relating to URNA’s 4.625% Senior Secured Notes due 2023, and Wells Fargo Bank, National Association, as notes collateral agent, as an Additional Second Lien Agent. The Notes are secured on a second-priority basis by liens on the Grantors’ assets that secure URNA’s senior secured asset-based revolving credit facility and term loan credit facility and any other first-priority lien obligations, subject to permitted liens and certain exceptions.

The description above is qualified in its entirety by reference to the full text of the Security Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

Underwriting Agreement

In connection with the Notes offering, on October 21, 2019, URNA and the Guarantors entered into an underwriting agreement with BofA Securities, Inc., as representative of the several underwriters named therein, relating to the sale of the Notes (the “Underwriting Agreement”). A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1, and is incorporated herein by reference.

Also in connection with the Notes offering, URI and URNA are filing an opinion of their outside counsel, Sullivan & Cromwell LLP, regarding the validity of the Notes as Exhibit 5.1 to this Form 8-K, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

URI and URNA hereby incorporate Exhibits 1.1, 4.1, 5.1, 10.1 and 23.1 into the Registration Statement.

Exhibits
Exhibit 1.1	Underwriting Agreement for the Notes, dated as of October 21, 2019, among URNA, URI, each of URNA’s subsidiaries named therein and BofA Securities, Inc., as representative of the several Underwriters named therein.
Exhibit 4.1	Indenture for the Notes, dated as of November 4, 2019, among URNA, URI, each of URNA’s subsidiaries named therein and Wells Fargo Bank, National Association, as Trustee and Notes Collateral Agent (including the Form of Note for the Notes).
Exhibit 5.1	Opinion of Sullivan & Cromwell LLP relating to the Notes.
Exhibit 10.1	Second Amended and Restated Security Agreement, dated as of November 4, 2019 and effective as of November 20, 2019, by and among United Rentals, Inc., United Rentals (North America), Inc., certain subsidiaries of United Rentals, Inc. and United Rentals (North America), Inc. and Wells Fargo Bank, N.A., as Note Trustee and Collateral Agent.
Exhibit 23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2019

UNITED RENTALS, INC.

By:	/s/ Craig Pintoff
Name:	Craig Pintoff
Title:	Executive Vice President – Chief Administrative and Legal Officer

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Craig Pintoff
Name:	Craig Pintoff
Title:	Executive Vice President – Chief Administrative and Legal Officer